Exhibit 99.1
COVANTA HOLDING CORPORATION REPORTS
2005 FOURTH QUARTER AND FULL-YEAR RESULTS
2005 Diluted EPS of $0.46,
2005 Adjusted Pro Forma EBITDA of $501 Million,
Company Reaffirms 2006 Guidance
FAIRFIELD, NJ, March 14, 2006 — Covanta Holding Corporation (NYSE:CVA) (“Covanta” or the “Company”) reported financial results today for the quarter and year ended December 31, 2005. The Company is presenting financial results on an as reported and pro forma basis to assist investors in assessing its financial performance. The pro forma information was prepared as if the acquisitions of Covanta Energy Corporation (“Covanta Energy”) and Covanta ARC Holdings, Inc. formerly American Ref-Fuel Holdings Corp., (“Ref-Fuel”) were both consummated on January 1, 2004.
Key Pro Forma Metrics on Target and 2006 Guidance Reaffirmed
The Company noted that its 2005 performance against four key investment metrics was in line with its expectations. These metrics include non-GAAP financial measures as further described in the “Non-GAAP Measures” section below.
•	Adjusted pro forma EBITDA for the full year 2005 was $501 million.
•	Pro forma free cash flow for 2005 was $211 million.
•	Pro forma net income for 2005 was $67.3 million, or $0.46 per diluted share. After adjusting to remove the effects of a one-time investment gain and a one-time settlement expense, diluted EPS was $0.44.
•	Covanta continued to make progress on its initiative to reduce the Company’s debt, paying down approximately $220 million of debt on a pro forma basis in 2005.
The Company reaffirmed its 2006 guidance of Adjusted EBITDA in the range of $515 million to $525 million, free cash flow of about $225 million and diluted earnings per share of approximately $0.50. In addition, the Company reaffirmed that, when combined with the $220 million already repaid in 2005, total debt reduction of about $700 million is planned by the end of 2007. Note: Diluted earnings per share is provided for Covanta while all of the other performance metrics discussed above relate to the Company’s principal subsidiary, Covanta Energy.
Fourth Quarter and Fiscal 2005 Financial Results
For the 2005 fourth quarter, total revenues as reported in accordance with GAAP were $303.4 million, versus $173.8 million for the same period of 2004. Net income for the 2005 fourth quarter was $5.7 million, or $0.04 per diluted share, compared with net income of $8.3 million, or $0.08 per diluted share, for the 2004 fourth quarter. Results for the fourth quarter of 2005

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included a one-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office (“CLO”) of matters related to the Company’s predecessor insurance entities.
For the full year 2005, total revenues as reported in accordance with GAAP were $978.8 million, versus $576.2 million for 2004. Reported net income for 2005 was $59.3 million, or $0.46 per diluted share, compared with $34.1 million, or $0.37 per diluted share, for 2004. The increases in revenue, net income and earnings per share were primarily related to the acquisition of Ref-Fuel.
Pro Forma Fiscal 2005 Results
Pro forma fiscal 2005 revenues, after giving effect to the acquisitions noted earlier, were $1,209 million compared to $1,204 million for the fiscal 2004.
Domestic waste and energy business revenues increased by $15.6 million, or 1.5%, driven primarily by higher energy rates and contractual service fee escalation, while the international revenues decreased $4.9 million primarily due to the mid-year 2004 shutdown and reorganization of two unprofitable facilities in the Philippines. Insurance revenues declined by $6.1 million as a result of Covanta’s strategy to focus on more profitable lines of business, rather than premium volume.
Pro forma net income for fiscal 2005 increased by $14.4 million, or 27%, to $67.3 million, or $0.46 per diluted share, as compared with $52.9 million, or $0.37 per diluted share, for the full year 2004. The increase was driven largely by higher waste and energy revenues, lower interest expense and higher equity in income from unconsolidated subsidiaries. Excluding the one-time CLO expense of $10.3 million and the $15.2 million one-time investment gain, 2005 pro forma diluted earnings per share would have been $0.44. (Note: A table reconciling the above items follows as Exhibit 9 at the end of this release.)
Anthony J. Orlando, President and Chief Executive Officer, said, “2005 was an outstanding year for Covanta, highlighted by the Ref-Fuel acquisition which solidified our leadership position in waste-to-energy and enhanced our ability to grow. The combined businesses performed very well, demonstrating the capacity of our industry-leading team to create shareholder value and to generate strong free cash flow.”
“With the integration of Ref-Fuel progressing as planned and the vast majority of our revenue under contract, Covanta enters 2006 in a strong position to fund substantial debt reduction and capitalize on improved market conditions resulting from a renewed emphasis on the benefits of generating clean energy from waste.”
Mr. Orlando added that, “The Company is very pleased to have reached agreement with the California Insurance Commissioner’s Conservation and Liquidation Office. This brings us closer to a full and positive resolution of matters involving our predecessor insurance business, which have been pending since 1989 and, while we cannot say with certainty, Covanta believes these arrangements will result in no material reduction in available net operating loss carryforwards.”
2005 Operating Results and Key Developments
Operating results at Covanta’s 31 domestic waste-to-energy (WTE) plants were generally in line with historical results. The domestic WTE portfolio posted strong operating performance by processing 15 million tons of waste with average boiler availability of 90.7%. Key developments

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during 2005 included agreements to expand WTE facilities and to extend the associated operating contracts in Hillsborough County and Lee County, Florida. Covanta’s Warren County, New Jersey subsidiary successfully completed its reorganization and emerged from bankruptcy in December 2005, and now operates in this attractive market under a market-rate ‘tip fee’ contract structure.
Conference Call Information
Covanta Holding Corporation will host a conference call at 2:00 pm (Eastern) on Wednesday, March 15, 2006 to discuss its 2005 fourth quarter and full-year results. Prepared remarks will be followed by a question-and-answer session. To participate, please dial 800-289-0544 approximately 10 minutes prior to the scheduled start of the call. The conference call will also be webcast live on the Investor Relations section of the Covanta website at www.covantaholding.com.
A replay of the conference call will be available from 5:00 pm (Eastern) Wednesday, March 15, 2006 through midnight (Eastern) Tuesday, March 21, 2006. To access the replay, please dial 719-457-0820 or 888-203-1112 and use the replay passcode: 1306470. The webcast will also be archived on www.covantaholding.com. Covanta’s 2005 Annual Report on Form 10-K will be available on the Investor Relations page of the company’s website under “SEC Filings.”
Non-GAAP Measures
The information presented includes non-GAAP financial measures, as defined by the Securities and Exchange Commission, relating to adjusted pro forma EBITDA, adjusted pro forma EPS and pro forma free cash flow. These measures may be different from non-GAAP measures used by other companies. The presentation of such non-GAAP financial measures is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with United States generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should be read in conjunction with Covanta’s financial information reported in accordance with GAAP. Covanta uses these measures to provide additional ways of viewing aspects of its operations that, when viewed with the GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Covanta’s business. Reconciliations to the most directly comparable GAAP measure and management’s reasons for presenting such information are set forth in the exhibits to this release. Included among the exhibits are calculations of Covanta’s adjusted pro forma EBITDA, a measurement that is not in accordance with GAAP. Also included are calculations of pro forma Free Cash Flow. Free Cash Flow is defined as, for any period, cash flow provided by operating activities less purchase of property, plant and equipment. Free Cash Flow is not a measurement of financial performance under GAAP and is used by management as an alternative measure of cash flow available for the repayment of debt and for investment in strategic opportunities.
About Covanta Holding Corporation
Covanta Holding Corporation is a New York Stock Exchange listed company engaging in waste disposal, energy services and specialty insurance through its subsidiaries. Covanta’s subsidiary, Covanta Energy Corporation, is an internationally recognized owner and operator of waste-to-

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energy and power generation projects. Covanta Energy’s waste-to-energy facilities convert municipal solid waste into renewable energy for numerous communities, predominantly in the United States.
NOTE: Covanta’s charter contains restrictions that prohibit parties from acquiring 5% or more of Covanta’s common stock without its prior consent.
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain statements in this press release may constitute “forward-looking” statements as defined in Section 27A of the Securities Act of 1933 (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), the Private Securities Litigation Reform Act of 1995 (the “PSLRA”) or in releases made by the Securities and Exchange Commission, all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Covanta and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward looking statements can be identified by, among other things, the use of forward-looking language, such as the words “plan”, “believe”, “expect”, “anticipate”, “intend”, “estimate”, “project”, “may”, “will”, “would”, “could”, “should”, “seeks”, or “scheduled to”, “proposed”, or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Securities Act, the Exchange Act and the PSLRA with the intention of obtaining the benefits of the “safe harbor” provisions of such laws. Covanta cautions investors that any forward-looking statements made by Covanta are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Covanta, include, but are not limited to, those factors, risks and uncertainties that are described in Item 1A of its Annual Report on Form 10-K for the year ended December 31, 2005, and in other securities filings by Covanta or its subsidiaries.
Although Covanta believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Covanta’s future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Covanta does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.
Contacts:
Elizabeth O’Melia
973-882-4193
Doreen Lubeck
773-583-4331
Attachments

COVANTA HOLDING CORPORATION
Consolidated Statement of Operations
Exhibit 1

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2005	2004	2005	2004
	(Unaudited)
	(in thousands, except per share amounts)
Operating revenues
Waste and service revenues	$201,879	$112,185	$638,503	$372,748
Electricity and steam sales	97,229	56,921	322,770	181,074
Other revenues	4,254	4,715	17,490	22,374

Total operating revenues	303,362	173,821	978,763	576,196

Operating expenses
Plant operating expenses	163,307	107,718	557,490	348,867
Depreciation and amortization expense	46,814	16,408	124,925	53,282
Net interest expense on project debt	15,731	9,392	52,431	32,586
Other operating expenses	3,279	3,957	11,015	16,560
General and administrative expenses	24,240	15,740	69,629	48,031
California Grantor Trust Settlement	10,342	—	10,342	—
Restructuring charges	110	—	2,765	—
Acquisition-related charges	987	—	3,950	—

Total operating expenses	264,810	153,215	832,547	499,326

Operating income	38,552	20,606	146,216	76,870

Other income (expense)
Investment income	2,599	341	6,129	2,343
Interest expense	(30,920)	(10,472)	(89,973)	(43,739)
Gain on derivative instruments, ACL warrants	397	—	15,193	—

Total other expenses	(27,924)	(10,131)	(68,651)	(41,396)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	10,628	10,475	77,565	35,474
Income tax expense	(10,643)	(3,099)	(34,651)	(11,535)
Minority interests	114	(2,947)	(9,197)	(6,869)
Equity in net income from unconsolidated investments	5,606	3,828	25,609	17,024

Net Income	$5,705	$8,257	$59,326	$34,094

Earnings Per Share of Common Stock:
Basic	$0.04	$0.08	$0.49	$0.39

Diluted	$0.04	$0.08	$0.46	$0.37

COVANTA HOLDING CORPORATION
Consolidated Pro Forma Statement of Operations
Exhibit 2

	Twelve Months Ended
	December 31,
	Pro Forma
	2005	2004
	(Unaudited, in thousands
	except per share amounts)
Operating revenues
Waste and service revenues	$789,155	$783,252
Electricity and steam sales	402,430	398,797
Other revenues	17,490	22,432

Total operating revenues	1,209,075	1,204,481

Operating expenses
Plant operating expenses	664,243	657,619
Depreciation and amortization expense	184,764	185,061
Net interest expense on project debt	67,497	76,465
Other operating expenses	11,534	16,549
General and administrative expenses	79,363	75,886
California Grantor Trust Settlement	10,342	—

Total operating expenses	1,017,743	1,011,580

Operating income	191,332	192,901

Other income (expense)
Investment income	7,354	4,867
Interest expense	(121,304)	(122,391)
Gain on derivative instruments, ACL warrants	15,193	—

Total other expenses	(98,757)	(117,524)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	92,575	75,377

Income tax expense	(41,659)	(34,673)
Minority interests	(9,253)	(9,674)
Equity in net income from unconsolidated investments	25,609	21,918

Net Income	$67,272	$52,948

Earnings Per Share of Common Stock:
Basic	$0.48	$0.38

Diluted	$0.46	$0.37

COVANTA HOLDING CORPORATION
Consolidated Pro Forma Statement of Operations: Reconciliation of Covanta Energy Corporation Net Income
to Covanta Energy Corporation Adjusted EBITDA
Exhibit 3

	For the Twelve Months	For the Twelve Months
	Ended	Ended
	December 31, 2005	December 31, 2004
	(Unaudited, in thousands)
Operating revenues
Waste and service revenues	$789,155	$783,252
Electricity and steam sales	402,430	398,797
Other revenues	17,490	22,432

Total operating revenues	1,209,075	1,204,481

Operating expenses
Plant operating expenses	664,243	657,619
Depreciation and amortization expense	184,764	185,061
Net interest expense on project debt	67,497	76,465
Other operating expenses	11,534	16,549
General and administrative expenses	79,363	75,886
California Grantor Trust Settlement	10,342	—

Total operating expenses	1,017,743	1,011,580

Operating income	191,332	192,901

Other income (expense)
Investment income	7,354	4,867
Interest expense	(121,304)	(122,391)
Gain on derivative instruments, ACL warrants	15,193	—

Total other expenses	(98,757)	(117,524)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	92,575	75,377

Income tax expense	(41,659)	(34,673)
Minority interests	(9,253)	(9,674)
Equity in net income from unconsolidated investments	25,609	21,918

Net Income — Covanta Holding Corporation	$67,272	$52,948

Net Income (Loss) — Other Services	$9,155	$(1,996)

Net Income — Covanta Energy Corporation	$58,117	$54,944

Reconciliation of Covanta Energy Corporation Pro Forma Net Income to Pro Forma Adjusted EBITDA:

Net income	$58,117	$54,944

Depreciation and amortization expense	184,653	184,910

Debt service:
Net interest expense on project debt	67,497	76,465
Interest expense	121,304	122,391
Investment income	(6,553)	(4,382)

Subtotal Debt Service	182,248	194,474

Income tax expense	34,678	35,981

Adjustments:
Change in unbilled service receivables (A)	10,176	7,116
Levelization and other purchase accounting adjustments (A)	5,754	25,783
Non-cash compensation (A)	4,054	1,123
Other non-cash operating expenses (A)	1,532	2,869
California Grantor Trust Settlement (B)	10,342	—

Subtotal adjustments	31,858	36,891

Minority interest expense	9,876	9,724

Total adjustments	443,313	461,980

Adjusted EBITDA (C)	$501,430	$516,924

(A)	These items represent adjustments to convert from a GAAP basis to a cash basis.

(B)	One-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office of matters relating to the Company’s predecessor insurance entities

(C)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, we provide adjusted EBITDA at that level and not at the Covanta Holding Corporation (“Covanta”) level which includes the insurance business.

COVANTA ENERGY CORPORATION
Pro Forma Adjusted EBITDA For The Twelve Months Ended December 31, 2005
Exhibit 4

	Domestic	International	Consolidated
	(Unaudited, in thousands)
Net income	$25,508	$32,609	$58,117

Depreciation and amortization expense	175,922	8,731	184,653

Debt service:
Net interest expense on project debt	59,828	7,669	67,497
Interest expense	121,304	—	121,304
Investment income	(4,851)	(1,702)	(6,553)

Subtotal Debt Service	176,281	5,967	182,248

Income tax expense	24,543	10,135	34,678

Adjustments:
Change in unbilled service receivables (A)	10,176	—	10,176
Levelization and other purchase accounting adjustments (A)	5,754	—	5,754
Non-cash compensation (A)	4,054	—	4,054
Other non-cash operating expenses (A)	(151)	1,683	1,532
California Grantor Trust Settlement (B)	10,342	—	10,342

Subtotal adjustments	30,175	1,683	31,858

Minority interests	4,849	5,027	9,876

Total adjustments	411,770	31,543	443,313

Adjusted EBITDA (C)	$437,278	$64,152	$501,430

(A)	These items represent adjustments to convert from a GAAP basis to a cash basis.

(B)	One-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office of matters relating to the Company’s predecessor insurance entities

(C)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, we provide adjusted EBITDA at that level and not at the Covanta Holding Corporation (“Covanta”) level which includes the insurance business.

COVANTA ENERGY CORPORATION
Adjusted EBITDA
Exhibit 5

	Pro Forma For
	the Twelve	Full Year
	Months ended	Estimated 2006
	December 31, 2005	Range
	(Unaudited, in millions)
Net Income	$58	$71 — $79

Depreciation and amortization expense	185	183
Net interest expense on project debt	67	65
Net interest expense on corporate debt	114	114
Income tax expense	35	40—44
Change in unbilled service receivables (A)	10	17
Levelization and other purchase accounting adjustments (A)	6	6
Other adjustments (A)	6	11—9
California Grantor Trust settlement (B)	10	—
Minority interests	10	8

Adjusted EBITDA (C)	$501	$515 — $525

(A)	These items represent adjustments to convert from a GAAP basis to a cash basis.

(B)	One-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office of matters relating to the Company’s predecessor insurance entities

(C)	Adjusted EBITDA is provided for Covanta Energy Corporation (“Covanta Energy”). The corporate debt resides at Covanta Energy and, therefore, we provide adjusted EBITDA at that level and not at the Covanta Holding Corporation (“Covanta”) level which includes the insurance business.

COVANTA ENERGY CORPORATION
Reconciliation of Pro Forma Adjusted EBITDA to Net Income
Exhibit 6
Non-GAAP Financial Measure — Pro Forma Adjusted EBITDA
Covanta uses adjusted EBITDA to assess its operating performance. Covanta believes this financial measure is helpful in assessing the overall performance of its business, and is helpful in highlighting trends in its overall business because the items excluded in calculating adjusted EBITDA have little or no bearing on its day-to-day operating performance. Adjusted EBITDA is also a significant criterion of performance-based components of employee compensation.
Adjusted EBITDA is an unaudited non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The above information should be read in conjunction with the audited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2005.
Adjusted EBITDA means, for any period, EBITDA plus additional items deducted from, or added to, net income, as defined in Covanta Energy’s financing arrangements. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net income as indicators of our performance or any other measures of performance derived in accordance with GAAP.
Adjusted EBITDA set forth above is reconciled to net income, which is the most directly comparable measure of GAAP for performance measures.
Covanta has prepared Adjusted EBITDA on a pro forma basis, as if the acquisitions of Covanta Energy and Ref-Fuel had been consummated on January 1, 2004.

COVANTA ENERGY CORPORATION
Pro Forma Free Cash Flow
Exhibit 7

	Pro Forma
	Twelve Months Ended	Full Year
	December 31, 2005	Estimated 2006
	(Unaudited, in thousands)
Cash Flow Provided by Operating Activities	$260,000	$275,000

Less: Purchase of Property, Plant and Equipment (A)	(49,000)	(50,000)

Free Cash Flow	$211,000	$225,000

(A)	Purchase of Property, Plant and Equipment is also referred to as capital expenditures.

COVANTA ENERGY CORPORATION
Reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities
Exhibit 8
Non-GAAP Financial Measure — Free Cash Flow
Covanta uses Free Cash Flow as a liquidity measure. It believes this financial measure is important in analyzing its liquidity to service its capital structure and for strategic opportunities.
Free Cash Flow is an unaudited non-GAAP financial measure, and is provided for information purposes only. Certain items are included in the table above that are not measured under GAAP and are not intended to supplant other information provided in accordance with GAAP. Furthermore, these measures may not be comparable to those used by other companies. The above information should be read in conjunction with the audited consolidated financial statements of Covanta Holding Corporation and the notes thereto as filed in its Annual Report on Form 10-K for the year ended December 31, 2005.
Free Cash Flow means, for any period, Cash Flow Provided by Operating Activities less Purchase of Property, Plant and Equipment. Free Cash Flow is not a measurement of financial performance under GAAP and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or any other measures of performance derived in accordance with GAAP. Free Cash Flow is reconciled to cash provided by operating activities, the most directly comparable operating measure.
Covanta has prepared Free Cash Flow on a pro forma basis, as if the acquisitions of Covanta Energy and Ref-Fuel had been consummated on January 1, 2004.

COVANTA HOLDING CORPORATION
Condensed Consolidated Pro Forma Statement of Operations — Reconciliation table
Exhibit 9

	Twelve Months Ended December 31, 2005
	(Unaudited, in thousands, except per share amounts)
		Impact of
	Pro Forma	Unusual Items		As Adjusted
Operating revenues	$1,209,075	$—		$1,209,075
Operating expenses	1,017,743	10,342	(A)	1,007,401

Operating income	191,332	10,342		201,674
Investment income	7,354	—		7,354
Interest expense	(121,304)	—		(121,304)
Gain on derivative instruments, ACL warrants	15,193	15,193	(B)	—

Total other expenses	(98,757)	15,193		(113,950)

Income before income tax expense, minority interests and equity in net income from unconsolidated investments	92,575	(4,851)		87,724
Income tax expense	(41,659)	2,183		(39,476)
Minority interests	(9,253)	—		(9,253)
Equity in net income from unconsolidated investments	25,609	—		25,609

Net Income	$67,272	$(2,668)		$64,604

Earnings Per Share of Common Stock:
Basic	$0.48	$(0.02)		$0.46

Diluted	$0.46	$(0.02)		$0.44

Reconciliation of Pro Forma Earnings Per Share of Common Stock to Actual Earnings Per Share of Common Stock:

	Basic		Diluted
Pro Forma Earnings Per Share	$0.48	(C)	$0.46	(C)
Less: Impact of Pro Forma Adjustments	0.01		—

Actual Earnings Per Share	$0.49	(D)	$0.46	(D)

(A)	One-time operating expense of $10.3 million relating to a settlement with the California Insurance Commissioner’s Conservation and Liquidation Office of matters relating to the Company’s predecessor insurance entities

(B)	Gain on ACL warrants

(C)	Weighted average shares outstanding used in the Pro Forma earnings per share calculations were approximately 140 million (basic) and 146 million (diluted)

(D)	Weighted average shares outstanding used in the actual earnings per share calculations were approximately 122 million (basic) and 128 million (diluted)